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                                                                 EXHIBIT 10.1


                              CALAVO GROWERS, INC.

                              MARKETING AGREEMENT

GROWER'S NAME ____________________________________________________
GROWER'S ADDRESS _________________________________________________
GROWER'S TAXPAYER I.D. NUMBER ____________________________________
GROWER'S ELECTION: ____ MONTHLY OR ____ WEEKLY POOL
EFFECTIVE DATE OF AGREEMENT ______________________________________
GROVE LOCATION ___________________________________________________
NUMBER OF TREES ____________

     This Marketing Agreement (the "Agreement") is entered into by and between the above-named grower (the "Grower") and Calavo Growers, Inc. ("Calavo"), a California corporation whose address is 2530 Red Hill Avenue, Santa Ana, California 92705-5542. The effective date of this Agreement is specified above. However, if this Agreement is being executed by the parties prior to the merger of Calavo Growers of California, a California nonprofit cooperative association, into Calavo, the effective date of this Agreement will be the date on which the merger occurs. Calavo will advise the Grower of the date of the merger, and neither party will have any obligations under this Agreement until the merger occurs.

     The Grower represents that it is the producer of California avocados. Calavo desires to pack and market these avocados. The following terms are hereby agreed upon by both parties:

1. Delivery

     The Grower will deliver to Calavo all of the avocados grown by the Grower on the grove listed above and on all other land now or hereafter owned by the Grower or in the Grower's possession as tenant, except avocados that are retained for the Grower's personal use or consumption and except avocados of such varieties that Calavo notifies the Grower are not economical to handle because of the character, quantity or marketability of the fruit. Except as described in the preceding sentence, Calavo will market, when and where feasible, all of the avocados grown by the Grower.

     Delivery of the avocados will be made at the Grower's expense and risk of loss and at the time and place and in the manner reasonably specified by the Grower, including, without limitation, through the Grower's right to require Calavo to obtain possession of the avocados at the Grower's grove. Title to the avocados will pass to Calavo only on the date that it obtains actual possession of the avocados.

     Calavo has the right to inspect the Grower's groves for crop estimating and harvesting purposes during reasonable hours. The Grower will assist Calavo in preparing an annual crop forecast. Calavo has full control of grading, sizing and weight standards. The Grower will comply with all applicable laws and regulations regarding the production, harvesting and delivery of the avocados.

2. Term

     The term of this Agreement will be for one year from the effective date and will automatically renew on a year-to-year basis unless either party gives written notice of termination of this Agreement at least thirty days prior to the applicable anniversary of the effective date. Calavo may also terminate this Agreement upon written notice to the Grower if the Grower is in breach of this Agreement and fails to correct the breach within ten days after receipt of written notice of the breach from Calavo. If the Grower engages in a bona fide sale or lease to a third party of the grove(s) that is subject to this Agreement, this Agreement will terminate as to such grove(s) on the effective date of the sale or lease if (i) the Grower provides Calavo with satisfactory written evidence of the bona fide nature of the sale or lease and (ii) all of the Grower's obligations hereunder have been satisfied prior to the sale or lease (including the obligation to deliver all avocados harvested prior to the sale or lease). Subject to the preceding sentence,
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this Agreement is binding upon the successors and assigns of the Grower and
Calavo, although neither party has the right to assign its obligations to another person or entity. No termination of this Agreement will release either party from liability for breaches of this Agreement, and the provisions described below in Sections 4 and 7 to 9 will survive the termination of this Agreement.

3. Marketing

     Calavo will receive, pack, market and sell the avocados delivered by the Grower, at such prices and terms, in such form, and at such times as in its judgment and discretion it deems best, and will pay the Grower as payment in full the net proceeds received from the marketing of the avocados less a packing and marketing fee established by its Board of Directors. The packing and marketing fee will include, but is not limited to, the costs of receiving, processing, manufacturing, handling, transporting, advertising, promoting, and other costs of marketing and administrative costs, and will also include a profit to Calavo. The avocados may be pooled in one or more pools established by the Board of Directors and will not be identified to the Grower once they are graded. Packing and marketing of the avocados will be under the exclusive control of Calavo.

4. Liens

     Calavo is hereby given a first lien upon all sales proceeds as security for any and all amounts of any nature owed by the Grower to Calavo, and Calavo may offset amounts due Calavo against amounts owed to the Grower under this Agreement. Such rights of Calavo will not be barred by the running of any statute of limitations, and such rights may be subordinated by appropriate written instructions when authorized by the Board of Directors in its sole discretion. The Grower will execute and deliver any documents requested by Calavo to implement or perfect its rights under this Agreement.

5. Labor

     Calavo will have no control whatsoever over the labor relations policies or conduct or direction of labor relations of the Grower, nor will the Grower have any control over Calavo's labor policies.

6. Consignment

     The Grower acknowledges that Calavo may reconsign the avocados to another party.

7. Notices; Entire Agreement; Severability

     All notices to either the Grower or Calavo will be delivered in writing, either personally, by facsimile transmission or by registered, certified or express mail, return receipt requested, postage prepaid, to the address for such party specified above or to such other address as the party may from time to time advise the other party, and will be deemed given and received as of actual personal delivery, on the first business day after the date of delivery shown on any such facsimile transmission or upon the third business day after deposit in the U.S. Mail if registered, certified or express mail is used, as the case may be.

     This Agreement constitutes the entire agreement of the Grower and Calavo regarding the subject matter hereof and supersedes all prior agreements and understandings pertaining to such subject matter. This Agreement may be amended only by a writing signed by the Grower and Calavo.

     If any provision of this Agreement is determined by a duly appointed arbitrator or a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Agreement shall continue in full force and effect.

8. Remedies for Grower's Breach

     The Grower's failure to deliver avocados as required by this Agreement will result in injury to Calavo, and it would be extremely difficult and impracticable to fix the amount of damages that Calavo will incur. Therefore, the Grower agrees to pay to Calavo, upon Calavo's demand, the following amounts as liquidated
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damages for all avocados that are withheld, delivered, sold, consigned or otherwise marketed by or for the Grower other than in accordance with the terms of this Agreement:

          (a) $1,000; plus

          (b) An amount equal to Calavo's packing and marketing fee per pound of avocados that is in effect as of the date of the Grower's breach of this Agreement, multiplied by the pounds of avocados that were withheld, delivered, sold, consigned or otherwise marketed by or for the Grower other than in accordance with the terms of this Agreement.

     The foregoing right to recover liquidated damages is in addition to all other remedies available to Calavo under applicable law including, without limitation, the right to obtain injunctive relief, and all such remedies are cumulative and not exclusive.

9. Governing Law; Enforcement of Agreement

     This Agreement is governed by the internal laws of the State of California. All disputes concerning this Agreement will be settled by arbitration, before one arbitrator, in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The arbitrator will be selected in accordance with such commercial arbitration rules. A party is entitled to initiate an arbitration proceeding if a dispute cannot be resolved amicably within ten days after the other party has been notified of the existence of the dispute. The arbitrator is authorized to grant injunctive relief and/or specific performance in addition to monetary relief. The arbitrator hereby is instructed to interpret and enforce this Agreement in accordance with its terms. All arbitration proceedings will be held in Los Angeles, California. Notwithstanding the foregoing, each party is entitled to bring an action for temporary or preliminary injunctive relief at any time in any court of competent jurisdiction in order to prevent immeasurable and irreparable injury that might result from a breach of this Agreement that occurs prior to the conclusion of an arbitration proceeding.

     The award of the arbitrator in any arbitration proceeding will be final and may be enforced in any court of competent jurisdiction, and an action to compel arbitration may be brought in any court of competent jurisdiction. The unsuccessful party to any arbitration proceeding or to any court action that is permitted by this Agreement will pay to the successful party all costs and expenses, including, without limitation, reasonable attorneys' fees and the fees of the arbitrator, incurred therein by the successful party. EACH PARTY AGREES THAT ALL RIGHTS TO A TRIAL BY A JURY OF ANY CLAIM CONCERNING THIS AGREEMENT ARE ABSOLUTELY AND FOREVER WAIVED.

DATED:  ________________________________  CALAVO GROWERS, INC.


                                          By:
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                                          Title:
                                             -------------------------------

                                          [Name of Grower]

                                          By:
                                             -------------------------------

                                          Title:
                                             -------------------------------

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